UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2016

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard

St. Louis, Missouri 63105

(Address of Principal Executive Office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of 5.625% Senior Notes due 2021 and 6.125% Senior Notes due 2024. On February 11, 2016 (the “Closing Date”), Centene Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Centene Corporation (“Centene” or the “Company”), issued $1.4 billion aggregate principal amount of 5.625% Senior Notes due 2021 (the “2021 Notes”) and $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2024 (the “2024 Notes”). The 2021 Notes and the 2024 Notes are referred to collectively as the “Notes.” The Notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Escrow Issuer has deposited the net proceeds of the offering, along with certain additional funds, into a segregated escrow account. The Company intends to use the net proceeds of the offering, together with borrowings under the Company’s new senior credit facility, to fund the cash consideration for the proposed acquisition (the “Merger”) of Health Net, Inc. (“Health Net”) and the transactions related thereto, to pay fees and expenses and for general corporate purposes. At the time of satisfaction of certain conditions relating to the Merger, (1) the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”), (2) the Company will assume all of the Escrow Issuer’s obligations under the Notes, the related indentures and the other applicable documents pursuant to supplemental indentures and by operation of law (the “Assumption”) and (3) subject to the satisfaction of certain other conditions, the net proceeds from the offering will be released from the escrow account to the Company. If the Merger is not consummated, the Escrow Issuer will be required to redeem each series of Notes at a redemption price equal to 100% of the principal amount of such series of Notes, plus accrued and unpaid interest to the redemption date.

The 2021 Notes will be issued under an Indenture, dated February 11, 2016 (the “2021 Indenture”), by and between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the 2024 Notes will be issued under an Indenture, dated February 11, 2016 (the “2021 Indenture”), by and between the Escrow Issuer and the Trustee (the “2024 Indenture” and collectively with the 2021 Indenture, the “Indentures”).

The 2021 Notes and 2024 Notes will mature on February 15, 2021 and February 15, 2024 respectively. Interest on the Notes is payable on February 15 and August 15 of each year, beginning on August 15, 2016.

At any time after the date of the Assumption and prior to February 15, 2018, the Company may redeem the 2021 Notes, in whole or in part, at a price equal to 100.0% of the principal amount of the 2021 Notes redeemed, plus any accrued and unpaid interest thereon and a “make-whole” premium. The Company may redeem the 2021 Notes, in whole or in part, at any time on or after February 15, 2018 at redemption prices of 102.8125% and 101.4063% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on February 15 of the years 2018 and 2019, respectively, and at a redemption price of 100% of the principal amount thereof on and after February 15, 2020, in each case plus accrued and unpaid interest, if any, to the redemption date.

At any time after the date of the Assumption and prior to February 15, 2019, the Company may redeem the 2024 Notes, in whole or in part, at a price equal to 100.0% of the principal amount of the 2024 Notes redeemed, plus any accrued and unpaid interest thereon and a “make-whole” premium. The Company may redeem some of or all the 2024 Notes, in whole or in part, at any time on or after February 15, 2019 at redemption prices of 104.5938%, 103.0625%, and 101.5313% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on February 15 of the years 2019, 2020 and 2021, respectively, and at a redemption price of 100% of the principal amount thereof on and after February 15, 2022, in each case plus accrued and unpaid interest, if any, to the redemption date.

If the Escrow Issuer experiences specific kinds of changes of control, it will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Escrow Issuer sells certain assets and does not reinvest the net proceeds or repays senior debt in compliance with the applicable Indenture, it must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, with such proceeds.

Following the Assumption, the Notes will be unsecured senior obligations of the Company and will rank equally in right of payment with all its existing and future unsecured senior indebtedness. The Notes will not be guaranteed by any of the Company’s subsidiaries and are only required to be guaranteed by any of the Company’s subsidiaries in limited circumstances in the future.

Each Indenture includes covenants that limit the ability of the Escrow Issuer and its restricted subsidiaries to, among other things: incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make other restricted payments and investments, sell assets, including capital stock of restricted subsidiaries, create certain liens, incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments and, in the case of subsidiaries of the Escrow Issuer, guarantee indebtedness, engage in transactions with affiliates, create unrestricted subsidiaries and merge or consolidate with other entities. The covenants are subject to a number of important exceptions and qualifications set forth in each Indenture.

Each Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the applicable Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes of the applicable series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under such Notes.

The foregoing description of the Notes and the Indentures is qualified in its entirety by reference to the full text of the Indentures (including the form of note attached thereto), copies of which are attached as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Registration Rights Agreements. At the Closing, the Escrow Issuer and the initial purchasers entered into Registration Rights Agreements with respect to the 2021 Notes and the 2024 Notes (the “Registration Rights Agreements”). The Company will, by joinder or otherwise, become party to the Registration Rights Agreements upon consummation of the Escrow Merger and the Assumption. Under the Registration Rights Agreements, the Company is obligated to file and use its reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for notes issued by the Company that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the Notes. The Registration Rights Agreements provide that in certain circumstances if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its reasonable best efforts to cause to become effective a shelf registration statement relating to the resales of the Notes. Pursuant to the Registration Rights Agreements, the Escrow Issuer will be obligated to pay additional interest on the Notes in certain instances, including if (1) the Escrow Issuer has not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 365th day after the issuance of the Notes; (2) a shelf registration statement is required because an exchange offer registration statement on Form S-4 is not available or the exchange offer may not be completed under applicable law or interpretations of the staff of the SEC and such shelf registration statement is not declared effective prior to the 365th day after the issuance of the Notes; (3) a shelf registration statement is requested by an initial purchaser pursuant to the terms of the applicable Registration Rights Agreement and such shelf registration statement is not declared effective, on or prior to the later of (a) the 365th day after the issuance of the Notes and (b) the 90th day after delivery of such shelf registration request; (4) if applicable, a shelf registration statement covering resales of the Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of the Notes at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 45 days (whether or not consecutive) in any 12-month period; or (5) if applicable, a shelf registration statement covering resales of the Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of the Notes on more than two occasions in any 12-month period during the required effectiveness period. The foregoing description of the Registration Rights Agreements is qualified in its entirety by reference to the full text of the Registration Rights Agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The information under “Issuance of 5.625% Senior Notes due 2021 and 6.125% Senior Notes due 2024” in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: February 11, 2016	By:	/s/ William N. Scheffel
William N. Scheffel
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.625% Senior Notes due 2021 (including Form of Global Note attached thereto).

4.2	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 6.125% Senior Notes due 2024 (including Form of Global Note attached thereto).

10.1	Registration Rights Agreement, dated February 11, 2016, by and among Centene Escrow Corporation, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers, relating to the Company’s 5.625% Senior Notes due 2021.

10.2	Registration Rights Agreement, dated February 11, 2016, by and among Centene Escrow Corporation, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers, relating to the Company’s 6.125% Senior Notes due 2024.